EXHIBIT 32.2

Pursuant to 18 U.S.C. Section 1350, I Donald G. DeBuck, Vice President and Chief Financial Officer of Computer Sciences Corporation (the "Company") hereby certify that:

(1)
the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 6, 2008	By:	/s/Donald G. DeBuck
Donald G. DeBuck
Vice President and Chief Financial Officer